UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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FORWARD FUNDS

(Name of Registrant as Specified In Its Charter)

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FORWARD FUNDS

345 California Street, Suite 1600

San Francisco, California 94104

November 13, 2018

Dear Salient International Small Cap Fund Shareholder:

Enclosed is the Information Statement of Forward Funds (the “Trust”) regarding a new subadvisory agreement with Henry James International Management, Inc. (“Henry James”) for Salient International Small Cap Fund (the “Fund”), a series of the Trust. On June 11, 2018, Pictet Asset Management Limited (“Pictet”) provided the Fund with notice of its resignation as subadvisor of the Fund effective August 31, 2018. Effective on August 22, 2018, the Trust and Forward Management, LLC d/b/a Salient (“Salient Management” or the “Advisor”) entered into a subadvisory agreement with Henry James pursuant to which Henry James succeeded Pictet as subadvisor to the Fund effective at the close of business on August 22, 2018. Pursuant to the new subadvisory agreement, Henry James will provide a program of continuous investment management for the Fund, make investment decisions for the Fund, and place orders to purchase and sell securities for the Fund in accordance with the Fund’s investment objectives, policies and limitations.

The Board of Trustees of the Trust, including all of the Trustees who are not “interested persons” of the Trust as that term is defined in the Investment Company Act of 1940, as amended, approved the new subadvisory agreement with Henry James. The new subadvisory agreement with Henry James is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund, and neither the advisory nor subadvisory fees have changed as a result of the new subadvisory agreement with Henry James. The subadvisory fee is paid by the Fund’s investment advisor and not by the Fund.

No shareholder vote is required in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy. The enclosed Information Statement provides information about the new subadvisory agreement and Henry James.

If you have any questions regarding the Information Statement, please call 800-900-4675 between 8:00 a.m. and 5:00 p.m. Eastern Time Monday through Friday. I thank you for your time on this matter.

Sincerely,

/s/ John A. Blaisdell
John A. Blaisdell
President
Forward Funds

FORWARD FUNDS

345 California Street, Suite 1600

San Francisco, California 94104

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT

FOR SALIENT INTERNATIONAL SMALL CAP FUND

INTRODUCTION

This Information Statement details a recent subadvisor change relating to Salient International Small Cap Fund (the “Fund”), a series of Forward Funds (the “Trust”). At its in-person meeting held on July 31, 2018, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust, Forward Management, LLC d/b/a Salient (“Salient Management” or the “Advisor”) or Henry James International Management, Inc. (“Henry James”), the new subadvisor (the “Independent Trustees”), was informed that Pictet Asset Management Limited (“Pictet”) had provided notice to the Fund of its resignation as subadvisor effective no later than August 31, 2018. At that meeting, based on a recommendation from Salient Management, the Board approved a new subadvisory agreement between Salient Management and Henry James appointing Henry James to serve as the new subadvisor to the Fund (the “Henry James Subadvisory Agreement”). At the same time, the Board approved the termination of Pictet Asset Management Limited (“Pictet”) as subadvisor to the Fund. These changes became effective at the close of business on August 22, 2018. This Information Statement is being mailed on or about November 19, 2018 to shareholders of the Fund as of October 31, 2018 (the “Record Date”). A discussion of the Board’s determination to appoint Henry James as the Fund’s subadvisor is provided in the “Board Consideration of Henry James Subadvisory Agreement” section below.

Forward Funds. The Trust is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of the Trust are divided into separate series or funds, including the Fund.

Investment Management and Administration. Salient Management is the Fund’s investment advisor. Pursuant to an investment advisory agreement with the Trust, the Advisor is responsible for, among other things, administering the business and affairs of the Trust and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Distributor. Forward Securities, LLC (the “Distributor”) serves as the Trust’s distributor.

The Administrator. ALPS Fund Services, Inc. (the “Administrator”) serves as the Trust’s administrator.

The offices of Salient Management and the Distributor are located at 345 California Street, Suite 1600, San Francisco, California 94104. The Distributor is 100% owned by Salient Management. The offices of the Administrator are located at 1290 Broadway, Suite 1100, Denver, CO 80203

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Henry James Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, the Trust is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy, with respect to this subadvisor change.

Annual and Semiannual Reports. The Fund will furnish, without charge, a copy of its most recent annual report and semiannual report to any shareholder upon request. To obtain a report, please write to the Fund at 345 California Street, Suite 1600, San Francisco, California 94104 or call 800-900-4675 between 8:00 a.m. and 5:00 p.m. Eastern Time Monday through Friday.

Householding. To avoid sending duplicate copies of materials to households, the Fund may mail only one copy of this Information Statement to shareholders having the same address on the Fund’s records. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense. If you want to receive multiple copies of this Information Statement, you may call 800-900-4675. You may also notify the Fund in writing at 345 California Street, Suite 1600, San Francisco, California 94104. The Fund will then promptly deliver, upon request, a separate copy of this Information Statement to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Fund’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, also should send a request as indicated.

Other Matters. The Fund is not required to hold annual meetings of shareholders and, therefore, it cannot be determined when a meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Fund’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

NEW SUBADVISORY AGREEMENT

FOR SALIENT INTERNATIONAL SMALL CAP FUND

As described in more detail in the introduction, at its in-person meeting held on July 31, 2018, the Board approved the Henry James Subadvisory Agreement appointing Henry James as subadvisor for the Fund, replacing the Fund’s former subadvisor, Pictet.

Pursuant to the Henry James Subadvisory Agreement, and as more fully described below, Henry James will provide a program of continuous investment management for the Fund, make investment decisions for the Fund, and place orders to purchase and sell securities for the Fund in accordance with the Fund’s investment objectives, policies and limitations. The Henry James Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory and subadvisory fees have not changed as a result of the Henry James Subadvisory Agreement. The subadvisory fee is paid by the Advisor, and not by the Fund. In connection with the appointment of Henry James, modifications were made to the Fund’s principal investment strategies and a secondary benchmark was added. These changes are discussed more fully below. The Henry James Subadvisory Agreement is dated August 22, 2018 and was approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on July 31, 2018. The subadvisory agreement with Pictet, dated June 9, 2015 (the “Pictet Subadvisory Agreement”), was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on October 17, 2017 in connection with its annual review and continuance of such agreements.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

Henry James

Henry James is an S-Corporation formed under the laws of the State of Nevada that is registered as an investment advisor under the Advisers Act. The principal offices of Henry James are located at 274 Madison Avenue, Suite 1102, New York, NY 10016.

Henry James Subadvisory Agreement

The principal responsibilities of Henry James under the Henry James Subadvisory Agreement, and of Pictet under the Pictet Subadvisory Agreement, are substantially the same. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below. Certain terms of the Pictet Subadvisory Agreement that were required because Pictet, as an English investment advisor, was regulated by the U.K. Financial Conduct Authority are not applicable to the Henry James Subadvisory Agreement, as noted below.

Subadvisor Compensation. As compensation for their services under the Henry James Subadvisory Agreement and the Pictet Subadvisory Agreement, Henry James is paid, and Pictet was paid, a subadvisory fee with respect to the Fund. Subadvisory fees are computed and accrued daily based upon the Fund’s average daily net assets, and the sum of the daily fee accruals is paid quarterly in arrears. Subadvisory fees are paid by the Advisor, not by the Fund. The advisory and subadvisory fees have not changed as a result of the Henry James Subadvisory Agreement, as shown in the tables below.

Current Advisory Fee Schedule		Former Advisory Fee Schedule
Average daily net assets ($)	Annual rate (%)	Average daily net assets ($)	Annual rate (%)
Up to and including $500 million	1.00	Up to and including $500 million	1.00
Over $500 million up to and including $1 billion	0.975	Over $500 million up to and including $1 billion	0.975
Over $1 billion	0.95	Over $1 billion	0.95

Current Sub-Advisory Fee Schedule		Former Sub-Advisory Fee Schedule
Average daily net assets ($)	Annual rate (%)	Average daily net assets ($)	Annual rate (%)
Up to and including $250 million	0.60	Up to and including $250 million	0.60
Over $250 million up to and including $500 million	0.575	Over $250 million up to and including $500 million	0.575
Over $500 million up to and including $1 billion	0.55	Over $500 million up to and including $1 billion	0.55
Over $1 billion	0.525	Over $1 billion	0.525

Under the Henry James Subadvisory Agreement, the Advisor and the Sub-Advisor will waive their fees from the Fund proportionately to maintain any expense cap approved by the Board of the Fund from time to time; provided that the minimum net subadvisory fee payable to Henry James will not be less than the annual rate of 0.30%. Under the Pictet Subadvisory Agreement, the same minimum net subadvisory fee of an annual rate of 0.30% applied, but Pictet had only agreed to proportionately waive its expenses as long as the expense cap in place at the time the Pictet Subadvisory Agreement was entered into remained in effect at its then rate. As all subadvisory fees are paid by the Advisor, and not the Fund, this difference between the Henry James and Pictet Subadvisory Agreements does not have an effect on shareholders of the Fund.

Changes in Investment Strategies and Addition of Secondary Benchmark

In connection with approving the Henry James Subadvisory Agreement for the Fund, the Board approved changes to the Fund’s principal investment strategies requested by Henry James and the addition of a secondary benchmark for the Fund to provide shareholders with an additional mechanism to compare the performance of the Fund. The Fund’s investment objective to seek long-term growth of capital has not changed. The Fund’s non-fundamental investment policy of investing at least 80% of its net assets plus borrowings for investment purposes, if any, in equity securities of companies with small market capitalizations located outside of the United States has not been changed. However, the Fund now defines small capitalization companies as those with a market cap, at time of investment, equal to or less than any company in the MSCI EAFE SMID Cap Index. Prior to the implementation of this change, small capitalization companies were determined with reference to the MSCI EAFE Small Cap Index. The combined market capitalization range of the MSCI EAFE Small Cap Index and the MSCI EAFE SMID Cap Index as of June 30, 2018 was $81 million to $23.1 billion. The MSCI EAFE Small Cap Index will remain the Fund’s primary benchmark, while the MSCI EAFE SMID Cap Index has been added as the Fund’s secondary benchmark.

In addition, there are differences between Henry James and Pictet’s investment process in managing the Fund.

Henry James employs a “bottom-up” approach to identify 50-70 top investment opportunities using a systematic approach to stock selection and portfolio construction consisting of four stages. First, Henry James screens a stock universe of approximately 1,300 stocks based on proprietary methods to identify stocks it believes have a positive Reward-Risk Ratio. Second, it screens the high Reward-Risk equities with its adaptive fundamental model that points to a company’s fundamentals that Henry James believes may perform better in the current market environment. Third, it reviews the equities the previous step highlighted with proprietary fundamental analysis. Fourth, it models the portfolio with a proprietary top-down country ranking scheme, which seeks a lower turnover portfolio that targets overweight positions in higher ranked and fundamentally strong stocks and countries.

In selecting investments for the Fund, Pictet also utilized a “bottom-up” approach, but Pictet sought to identify 120-130 top investment opportunities using a systematic approach to stock selection and portfolio construction consisting of three stages. First, Pictet created a research short list by screening more than 10,000 companies using both absolute measures of value based on returns to equity investors, and relative measures based on return on capital employed. Second, Pictet reviewed a company’s strategy, operations, internal controls and management. This evaluation included a review of financial statements focusing on balance sheet strength, operating performance and valuation. Finally, at the stock selection stage, Pictet constructed the portfolio using a team approach.

The Fund is exposed to the same risks under Henry James’s management as it was under Pictet’s management.

For additional information about the Fund’s investment objective and investment strategies, refer to the Fund’s prospectus that was filed with the SEC on May 1, 2018, as supplemented on August 10, 2018.

Board Consideration of Henry James Subadvisory Agreement

At its in-person meeting held on July 31, 2018, the Board, including the Independent Trustees, approved the Henry James Subadvisory Agreement between the Advisor and Henry James with respect to the Fund.

In considering the Henry James Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Henry James, including comparative performance information for relevant indices; comparative performance information for comparably managed accounts; and other information provided by the Advisor and Henry James regarding the nature, extent and quality of services to be provided by Henry James under the Henry James Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Henry James to the Fund.

In considering the Henry James Subadvisory Agreement, the Board considered the timing of Pictet’s pending resignation and the importance of maintaining the continuity of the investment program of the Fund.

Throughout the process, the Board asked questions of management and of representatives of Henry James who made a presentation to the Board. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process.

In approving the Henry James Subadvisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of Henry James Subadvisory Agreement

In making its determination with respect to approval of the Henry James Subadvisory Agreement, the Board considered information relating to Henry James’s business, and that the subadvisory fee rates for the Fund under the Henry James Subadvisory Agreement: (i) are the same as the rates under the Pictet Subadvisory Agreement; (ii) are paid by the Advisor not the Fund; and (iii) are a product of arms-length negotiation between the Advisor and Henry James. In addition, approval of the Henry James Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees for the Fund will remain the same at all asset levels.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by Henry James, the Board considered information provided to the Board by Henry James. The Board considered Henry James’s current level of staffing and its overall resources, as well as information relating to Henry James’s compensation program. The Board reviewed Henry James’s history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Henry James’s investment personnel who will provide services to the Fund. The Board also considered, among other things, Henry James’s compliance program and any disciplinary history. The Board also considered Henry James’s risk assessment and monitoring processes. The Board reviewed Henry James’s regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and amelioratory actions undertaken, as appropriate. The Board considered that the Advisor will conduct regular periodic reviews of Henry James and its operations in regard to the Fund, including regarding investment processes and organizational and staffing matters. The Board also considered that the Trust’s Chief Compliance Officer and his staff will conduct regular, periodic compliance reviews with Henry James and present reports to the Independent Trustees regarding the same, which include evaluating the regulatory compliance systems of Henry James and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account the financial condition of Henry James.

The Board considered Henry James’s investment process and philosophy. The Board took into account that Henry James’s responsibilities will include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to the performance of these services. The Board also considered Henry James’s brokerage policies and practices, including with respect to best execution and soft dollars.

The Board concluded that Henry James would be able to provide an appropriate level of support and resources for the Fund. The Board also considered that Henry James’s management of the Fund would be subject to ongoing review by the Advisor and the Board. The Board further concluded that Henry James has the ability to provide high quality investment management services to the Fund over the long-term, and would provide the potential for the growth of assets that could lead to economies of scale that would benefit the Fund.

Subadvisor compensation. In considering the cost of services to be provided by Henry James and the profitability to Henry James of its relationship with the Fund, the Board noted that the fees under the Henry James Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Henry James Subadvisory Agreement and that the advisory fees paid by the Fund remain the same at all asset levels. The Board noted in this regard that the subadvisory fees under the Henry James Subadvisory Agreement would also remain the same at all asset levels as they were under the Pictet Subadvisory Agreement. The Board also considered comparative fee information regarding the fees paid to subadvisors of peer funds.

The Board also relied on the ability of the Advisor to negotiate the Henry James Subadvisory Agreement with Henry James, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Henry James from its relationship with the Trust were not a material factor in the Board’s consideration of the Henry James Subadvisory Agreement.

The Board also considered information regarding the nature and scope (including their significance to the Advisor and its affiliates and to Henry James) of any material relationships with respect to Henry James, if applicable. The Board also considered information and took into account any other potential conflicts of interest the Advisor might have in connection with the Henry James Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Henry James and its affiliates may receive from Henry James’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds managed by the Advisory or its affiliates and reputational benefits.

The Board concluded that the subadvisory fees to be charged are reasonable in light of the services to be provided to the Fund. The Board also noted that it would have the opportunity to periodically re-examine the appropriateness of the subadvisory fees payable to Henry James in the future.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s benchmark and considered that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Henry James. The Board also noted Henry James’s long-term performance for similar accounts, as applicable.

The Board’s decision to approve the Henry James Subadvisory Agreement was based on a number of considerations, such as information relating to Henry James’s business, which included comparative performance information of similarly targeted products managed by Henry James and the Fund’s benchmark; Henry James has extensive experience and demonstrated skills as a manager; and that the subadvisory fee rates for the Fund under the Henry James Subadvisory Agreement: (i) are the same as the rates under the Pictet Subadvisory Agreement; (ii) are fair and reasonable in light of the services to be provided under the Henry James Subadvisory Agreement and related expenses; (iii) are paid by the Advisor not the Fund; (iv) have breakpoints that are reflected as breakpoints in the advisory fees for the Fund in order to permit shareholders to benefit from economies of scale if the Fund grows; and (v) are a product of arms-length negotiation between the Advisor and Henry James. In addition, the Board considered that approval of the Henry James Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will remain the same for the Fund at all asset levels.

Additional Information About Henry James

Henry James, an S-Corporation formed under the laws of the State of Nevada, is owned by James O’Leary and members of his immediate family. James O’Leary directly owns 85% of the firm, and the remaining 15% of the firm is owned directly and indirectly by members of his immediate family. The principal offices of Henry James are located at 274 Madison Avenue, Suite 1102, New York, NY 10016. James O’Leary, CFA, and Aidan O’Leary are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.

During the last fiscal year, the Fund did not pay any commissions to any broker affiliated with the Fund.

Management of Henry James. The names and principal occupations of the principal executive officers and partners of Henry James are listed below. The business address of each such person is 274 Madison Avenue, Suite 1102, New York, NY 10016.

Name	Principal Occupation
James O’Leary, CFA	Chief Executive Officer, Chief Compliance Officer, Chief Investment Officer & Portfolio Manager, Henry James
Aidan O’Leary	Vice President of Equities & Portfolio Manager, Henry James

Similar Investment Companies Managed by Henry James. As of July 31, 2018, Henry James did not act as advisor or subadvisor to registered investment companies or series thereof having investment objectives and policies similar to those of the Fund.

Comparison of Pictet Subadvisory Agreement and Henry James Subadvisory Agreement

The terms of the Henry James Subadvisory Agreement and the Pictet Subadvisory Agreement are substantially the same and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Henry James and Pictet generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and reinvestment of the assets of the Fund, and formulates a continuous investment program for the Fund consistent with its investment objective and policies, as described in the then current registration statement of the Trust. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions, if applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor’s overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above. The Pictet Subadvisory Agreement included a representation that the Fund was ultimately responsible for all legal and regulatory requirements, while the Henry James Subadvisory Agreement does not contain a similar representation. The Pictet Subadvisory Agreement also discussed that Pictet was authorized and regulated by the U.K. Financial Conduct Authority and that Pictet would act as a “data controller” or “data processor” as defined in the Data Protection Act 1998 of the United Kingdom and included corresponding consents of the Trust regarding the enforcement of the Data Protection Act 1998. These provisions were required as a result of Pictet’s status as an English investment advisor, and as such are not applicable to and are not included in the Henry James Subadvisory Agreement.

Term. The Henry James Subadvisory Agreement was approved by the Trustees and the Independent Trustees at the in-person Board meeting held on July 31, 2018 for an initial two-year term. The Pictet Subadvisory Agreement was initially approved by the Trustees and the Independent Trustees at an in-person Board meeting held on January 13, 2015 for an initial two-year term, and its continuance was most recently approved by the Trustees and the Independent Trustees at an in-person Board meeting held on October 17, 2017. Each subadvisory agreement continues in effect after its initial term only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

The Pictet Subadvisory Agreement terminated after the close of business on August 22, 2018.

Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance.

Termination. The subadvisory agreement provides that it may be terminated (a) at any time without penalty by the Fund upon the vote of a majority of the Trustees or by vote of the majority of the Fund’s outstanding voting securities, upon sixty (60) days’ written notice to the sub-advisor; (b) by the Advisor at any time without penalty, upon sixty (60) days’ written notice to the sub-advisor; or (c) by the Sub-Advisor at any time without penalty, upon sixty (60) days’ written notice to the Trust. The subadvisory agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon written notification from the Advisor or the Trust if the investment management agreement with the Advisor terminates with respect to the Fund.

Amendments. The subadvisory agreement may be amended by the parties to the agreement at any time, but only by the mutual written agreement of the parties, and unless such amendment requires shareholder approval.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of the Trust or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. The Trust, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers, employees, affiliates, agents, controlling persons or assigns shall be liable for any act, omission, error of judgment or mistake of law (whether or not deemed a breach of the subadvisory agreement) and/or for any loss suffered by the Trust, the Fund, its shareholders and/or any other person in connection with the matters to which the subadvisory agreement relates; provided that no provision of the subadvisory agreement shall be deemed to protect the sub-advisor against any liability to the Trust, the Fund and/or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under the subadvisory agreement.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of the Trust’s Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat the Trust’s portfolio holdings as confidential information in accordance with the Fund’s policies and procedures related to the selective disclosure of portfolio holdings, as such policies may be amended from time to time.

Compliance Policies. Pursuant to the subadvisory agreement, the subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act. Throughout the term of the subadvisory agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable the Trust to comply with Rule 38a-1 under the 1940 Act.

APPENDIX A

The following persons owned of record or beneficially, as of Record Date, 5% or greater of any class of the Fund’s outstanding equity securities:

Name and Address of Shareholder	Class Owned	Percent of Class
Charles Schwab & Co., Inc.* Attn: Mutual Funds SF215FMT-05 211 Main Street San Francisco, CA 94105	Institutional Class	33.95%

National Financial Services, LLC* 82 Devonshire St Mail Zone ZE7F Boston, MA 02109	Institutional Class	18.33%

TIAA-CREF* 211 N Broadway Ste 1000 Saint Louis, MO 63102	Institutional Class	24.45%

Wells Fargo Bank National Association* 425 E Hennepin Ave Fl 1 Minneapolis, MN 55414	Institutional Class	5.64%

Charles Schwab & Co., Inc.* Attn: Mutual Funds SF215FMT-05 211 Main Street San Francisco, CA 94105	Investor Class	50.95%

National Financial Services, LLC* 82 Devonshire St Mail Zone ZE7F Boston, MA 02109	Investor Class	15.17%

Pershing LLC* 1 Pershing Plz Jersey City, NJ 07399	Investor Class	5.06%

TD Ameritrade Clearing Inc* 200 S 108th Ave Omaha, NE 68154	Investor Class	8.78%

TIAA-CREF* 211 N Broadway Ste 1000 Saint Louis, MO 63102	Investor Class	6.66%

* Shares are believed to be held only as nominee.